                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-47068

        PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 14, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                      5% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated November 14, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 24-28 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                              NUMBER OF
                                                                HIGH
                       SELLING HOLDER                           TIDES
                       --------------                         ---------
Teachers Insurance and Annuity Association..................    200,000
VAR LP......................................................  1,500,000

                            ------------------------

                 Prospectus Supplement dated February 23, 2001